UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

DAIS CORPORATION
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

DAIS CORPORATION

11552 Prospective Drive Odessa, FL 33556

Tel: (727) 375-8484

To the Holders of Common Stock of Dais Corporation:

This Information Statement is first being mailed on or about July 22, 2019 to the holders of record of the outstanding common stock, $0.01 par value per share (the “Common Stock”) of Dais Corporation, a New York corporation (the “Company”), as of the close of business on July 22, 2019 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholder holding 51% of the voting equity (the “Majority Stockholder”). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions was authorized by written consent of the holders of a majority of our outstanding voting stock:

•	authorizing the Board to effect a reverse stock split and reduction of the Company’s authorized and issued and outstanding Common Stock, split at a ratio, in whole numbers, of not less than one-for-five hundred (500) and not more than one-for-two thousand (2000), subject to the Board’s discretion to determine, without any further action by stockholders, (i) the specific exchange ratio or (ii) not to proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Corporation and its stockholders (the “Reverse Stock Split”).

The enclosed information statement contains information pertaining to the Action acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at http://daisanalytic.com.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the Actions described herein. This Information Statement is being furnished to you solely for the purpose of informing shareholders of the Actions described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to shareholders of the Company pursuant to Section 615(c) of the New York Business Corporation Law.

By Order of the Board of Directors

July 22, 2019	/s/ Timothy N. Tangredi
Timothy N. Tangredi
President and Chief Executive Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF DAIS CORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

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DAIS CORPORATION

11552 Prospective Drive

Odessa, FL 33556

Tel: (727) 375-8484

INFORMATION STATEMENT

(Definitive)

July 22, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of July 22, 2019 (the “Record Date”) of common stock, par value $0.01 per share (the “Common Stock”), of Dais Corporation, a New York corporation (the “Company,” “we,” “our” or “us”), to notify the holders of our Common Stock of the following:

On July 11, 2019, the Company received a written consent in lieu of a meeting in accordance with the New York Business Corporations Act by the holders of 51% of the voting power of the Common Stock authorizing the following action:

•	authorizing the Board to effect a reverse stock split and reduction of the Company’s authorized and issued and outstanding Common Stock split at a ratio, in whole numbers, of not less than one-for-five hundred and fifty (500) and not more than one-for-two thousand (2000), subject to the Board’s discretion to determine, without any further action by stockholders, (i) the specific exchange ratio or (ii) not to proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Corporation and its stockholders (the “Reverse Stock Split”).

Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock and preferred stock on or about July 22, 2019.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series C Preferred held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Timothy N. Tangredi	165,529	10	155,143,269	155,143,269	51%
TOTAL	165,529	10	155,143,269	155,143,269	51%

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 REVERSE STOCK SPLIT

The Board has approved an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split at a ratio of not less than one-for-five hundred (500) and not more than one-for-two thousand (2000), subject to the Board’s discretion to determine, without any further action by stockholders, not to proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its stockholders. Timothy N. Tangredi has approved the Reverse Stock Split by signing the Written Consent. A copy of the Written Consent is attached as Appendix A to this Information Statement, and the language of the new Section 4.1 of the Certificate of Incorporation which would be contained in an amendment (the “Reverse Stock Split Amendment”) is set forth in Exhibit A to the Written Consent. Timothy N. Tangredi’s ownership of Company securities is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management.”

In accordance with the Written Consent, the Board has the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of New York at any time after the approval of the Reverse Stock Split Amendment; provided, however, that if the Reverse Stock Split Amendment has not been filed with the New York State Department of State by the close of business on August 12, 2019, the Board will abandon the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would reduce the number of authorized shares of our Common Stock as set forth below but would not change the par value of a share of our Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

The Board reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interest of the Company and its stockholders.

Purpose of the Reverse Stock Split Amendment

The purpose of the reverse stock split is to increase the per share trading value of the Common Stock. The Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Common Stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement a reverse stock split.

A reverse stock split would allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Common Stock. A reverse stock split would also help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the Common Stock. The reverse stock split will affect all holders of the Common Stock uniformly and will not affect any stockholder’s percentage ownership interest, or voting power, in the Company (subject to the treatment of fractional shares). As described below, holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of the Common Stock to the extent there are at the time the reverse stock split is effected, stockholders who would otherwise receive less than one share of Common Stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

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The principal effects of the Reverse Stock Split Amendment will be that:

•

depending on the ratio for the reverse stock split selected by the Board, each two or ten shares of Common Stock owned by a stockholder, or any whole number of shares of Common Stock between two and ten, as determined by the Board, will be combined into one new share of Common Stock;

•

the number of shares of Common Stock issued and outstanding will be reduced from approximately 225,729,747 to a range of approximately 500 to 2000 depending upon the reverse stock split ratio selected by the Board;

•

based upon the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, and other convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

•

the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by the Board.

The table below illustrates the effect, as of June 25, 2019, of a reverse stock split at certain ratios on (i) the shares of Common Stock outstanding; (ii) the shares of Common Stock reserved for issuance, (iii) the reduced number of total authorized shares of Common Stock under our Certificate of Incorporation, and (iv) the resulting number of shares of Common Stock available for issuance:

	Shares Outstanding	Shares Reserved for Issuance	Total Authorized Shares	Shares Authorized and Available (% of total authorized)
Prior to Reverse Stock Split	225,729,747	874,270,253	1,100,000,000	[*]
One-for-five hundred	451,460	[*]	1,100,000,000	[*]
One-for-one thousand	225,730	[*]	1,100,000,000	[*]
One-for-fifteen hundred	150,487	[*]	1,100,000,000	[*]
One-for-two thousand	112,865	[*]	1,100,000,000	[*]

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Certain Risks Associated with the Reverse Stock Split

•

If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•	There can be no assurance that the reverse stock split will result in any particular price for the Common Stock. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•

There can be no assurance that the market price per share of the Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. For example, based on the closing price of the Common Stock on June 25, 2019 of $0.0032 per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-five hundred, there can be no assurance that the post-split market price of the Common Stock would be $0.0032 or greater. Accordingly, the total market capitalization of the Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•

Because the number of issued and outstanding shares of Common Stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of Common Stock may increase on a relative basis. If the Company issues additional shares of Common Stock, then the ownership interest of the Company’s current stockholders would be diluted, possibly substantially.

•

There are certain agreements, plans and proposals that may have material anti-takeover consequences. The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. One of our stockholders, Timothy N. Tangredi, has the ability to acquire approximately 11.7% of the Common Stock (assuming the shares outstanding as of the date of this Information Statement) upon the exercise of warrants, which may deter others from acquiring large amounts of Company securities.

•

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Board intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of the Common Stock and if the implementation of the reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders.

Effective Time

The proposed reverse stock split would become effective as of 11:59 p.m., Eastern Time (the “Effective Time”), on the date of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of New York. Except as explained below with respect to fractional shares, at the Effective Time, all shares of the Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of stockholders, into a lesser number of shares of the Common Stock calculated in accordance with the reverse stock split ratio determined by the Board.

6

After the Effective Time, the Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be listed on the Nasdaq Global Market under the symbol “DYLT”, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the Common Stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the Company’s transfer agent for the registered stockholders will aggregate all fractional shares of Common Stock and arrange for them to be sold as soon as practicable after the Effective Time at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. The Company expects that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. After completing the sale, stockholders will receive a cash payment from the transfer agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, stockholders will have no further interests in the Company with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Effect on Beneficial Holders of Common Stock (i.e. stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of the Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

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If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the reserve stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is received.

Effect on Certificated Shares

Stockholders holding shares of Common Stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the Common Stock (“Old Certificates”), to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (“New Certificates”). No New Certificate will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock to which they are entitled as a result of the reverse stock split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock, as applicable, to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on its back, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate. If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares”.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of the Common Stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under the New York Business Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

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Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to holders of the Common Stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	stockholders that are not U.S. holders;
•	financial institutions;
•	insurance companies;
•	tax-exempt organizations;
•	dealers in securities or foreign currencies;
•	persons whose functional currency is not the U.S. dollar;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons who own more than 5% of the Company’s outstanding stock;
•	persons that hold the Common Stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction; and
•	U.S. holders who acquired their shares of Common Stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of the reverse stock split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of the Common Stock are urged to consult with their own tax advisors as to the tax consequences of the reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of the Common Stock that for U.S. federal income tax purposes is:

•	an individual that is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;
•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or
•

a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

Cash Received in Lieu of Fractional Shares

A U.S. holder that receives cash in lieu of a fractional share of Common Stock in the reverse stock split will generally be treated as having received such fractional share and then as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split Common Stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the Common Stock exchanged therefor was greater than one year as of the date of the exchange. Under certain circumstances, the cash might instead be treated as a return of capital or, if the Company has current or accumulated earnings and profits, a dividend.

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Tax Basis and Holding Period

 A U.S. holder’s aggregate tax basis in the Common Stock received in the reverse stock split will equal such stockholder’s aggregate tax basis in the Common Stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split Common Stock for which cash is received. The holding period for the shares of the Common Stock received in the reverse stock split generally will include the holding period for the shares of the Common Stock exchanged therefor.

The Company does not have any plans, proposals or arrangements to issue for any purpose, including future acquisitions and/or financings, any of the authorized shares of Common Stock that would become newly available for issuance following the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 25, 2019, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 225,729,747 shares of Common Stock outstanding as of June 25, 2019. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of June 25, 2019. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Dais Corporation, 11552 Prospective Drive, Odessa, FL 33556.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class	Series C Preferred Stock	Percent of Class
Named Executive Officers and Directors
Timothy N. Tangredi, Officer, Chairman of the Board (1) #	37,974,688	16.8%	10	100%
John Herrin, Officer (2) #	940,000	*	-	-
Brian Johnson, Chief Technology Officer (3) #	1,426,250	*	-	-
Robert W. Schwartz, Director (4) #	2,595,000	1.1%	-	-
Eliza Wang, Director	900,000	*	-	-
Ira William McCollum Jr., Director (5) #	1,510,000	*	-	-
Thomas E. Turner, Director (6) #	5,101,500	2.3%	-	-
All directors and officers as a group (7 persons)	50,447,438	22.3%	10	100%
5% or greater shareholders

Soex (Hong Kong) Industry & Investment Co., Ltd. (7)	37,500,000	16.6%	-	-
Green Valley International Investment Management Company	19,491,430	8.6%	-	-
Hong Kong SAGE Technology Investment Co., Limited (8)	13,304,348	5.9%	-	-
All 5% or greater shareholders as a group	70,295,778	31.1%	-	-

Total	120,743,216	53.4%	10	100%

____________

*	Less than 1%

#	Address is Company’s principal office at 11552 Prosperous Drive, Odessa, Florida 33556

(1)

Includes 8,710,058 shares of common stock issuable upon exercise of stock options and the following securities beneficially owned by Mr. Tangredi’s wife, Patricia Tangredi: 1,026,601 shares of common stock; options to purchase 1,497,500 shares of common stock and warrants to purchase 26,250,000 shares of common stock.

(2)	Includes 840,000 shares of common stock issuable upon exercise of stock options and 100,000 shares beneficially owned by Mr. Herrin’s wife, Deborah Herrin.

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(3)	Includes 1,425,000 shares of common stock issuable upon exercise of stock options.

(4)	Includes 2,520,000 shares of common stock issuable upon exercise of stock options.

(5)	Includes 1,500,000 shares of common stock issuable upon exercise of stock options.

(6)

Includes 1,500,000 shares of common stock issuable upon exercise of stock options. Also includes 2,850,000 shares owned by a limited liability company for which Mr. Turner is the natural person with voting power.

(7)	The natural person with voting power and investment power on behalf of Soex (Hong Kong) Industry & Investment Co., Ltd. is Sharon Han.

(8)

The natural person with voting power and investment power on behalf of Hong Kong SAGE Technology Investment Co., Limited, with an office at Room 1314A 13/F Lippo Sun Plaza No28 Canton Road Tsim Sha Tsui Kowloon Hong Kong, is Lixia Wang.

Applicable percentage ownership in the preceding table is based on approximately 225,729,747 shares of common stock outstanding as of June 25, 2019, plus, for each individual, any securities that individual has the right to acquire within 60 days of June 25, 2019. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Dais Corporation, 11552 Prospective Drive, Odessa, FL 33556.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Shareholder Approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

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In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Dais Corporation, 11552 Prospective Drive, Odessa, FL 33556. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

July 22, 2019	/s/ Timothy N. Tangredi
Timothy N. Tangredi
President and Chief Executive Officer (Principal Executive Officer) (Principal Financial and Accounting Officer)

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Appendix A

DAIS CORP.

UNANIMOUS WRITTEN CONSENT

IN LIEU OF MEETING OF THE

BOARD OF DIRECTORS

________ __, 2019

The undersigned, constituting all of the directors (the “Board”) of DAIS CORP., a New York corporation (the “Corporation”), pursuant to Section 708(b) of the Business Corporation Law of the State of New York, do hereby consent to and adopt the following resolutions as the duly adopted resolutions of the Board of Directors of the Corporation and to the taking of the actions authorized hereby:

CERTIFICATE OF DESIGNATION AND ISSUANCE

OF SERIES C PREFERRED STOCK

WHEREAS, the Board is authorized within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, as amended, to provide by resolution for the issuance of 10,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation, in such series and with such rights, preferences, privileges and other terms as the Board shall fix by resolution providing for the issuance thereof duly adopted by the Board;

WHEREAS, the Board desires to adopt a Certificate of Designation establishing the rights, preferences, privileges, and other terms of Series C Preferred Stock, par value $0.01 per shares (“Series C Preferred Stock”) providing for supermajority voting rights to holders of Series C Preferred Stock;

WHEREAS, it is the intent of the Board that all the Series C Preferred Stock be issued to Timothy N. Tangredi, the President and Chief Executive Officer of the Corporation; and

WHEREAS, the Board believes that it is in the best interest of the shareholders of the Corporation and it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of the Series C Preferred Stock and the number of shares constituting such series, all as set forth in the form of Certificate of Designation of the Corporation establishing that designations, preferences, limitations, and relative rights of its Series C Preferred Stock and to further authorize an issuance of all the Series C Preferred Stock to Timothy N. Tangredi.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the Series C Preferred Stock Certificate of Designation.

RESOLVED, that the authorized officers of the Corporation be, and each hereby is, authorized in the name and on behalf of the Corporation, to execute, deliver or file or cause to be executed, delivered or filed, all such other agreements, undertakings, certificates, documents or instruments or to perform such other acts as such officer may deem necessary or appropriate in order to effect the purpose and intent of the foregoing recitals and resolutions;

RESOLVED, that upon filing of the Series C Preferred Stock Certificate of Designation, the Board hereby authorizes the Corporation to issue 10,000 shares of Series C Preferred Stock to Timothy N. Tangredi (the “Series C Shares”) for $0.01 per share as of the date of the filing of the appropriate documents with the Secretary of State of New York;

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RESOLVED, that the Series C Shares, when issued, shall be duly and validly authorized and issued, fully paid and non-assessable;

RESOLVED, that the Board approves and directs that the Corporation direct its transfer agent and registrar to issue the Series C Shares;

RESOLVED, that the proper officers and attorneys of the Corporation be, and each of them hereby is, authorized, empowered, and directed in the name and on behalf of the Corporation, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents with /s/ signature, filing all the necessary amendments with the Secretary of State of New York, issuance of share certificates, warrants, debentures, and making any filings with federal and state securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers and attorney in connection therewith are hereby ratified, confirmed, and approved.

RESOLVED, that the terms of the Series C Preferred Stock and issuance of the Series C Shares to Timothy N. Tangredi is approved in good faith by the Board and the Board believes that the terms of the Series C Preferred Stock and issuance of the Series C Shares to Timothy N. Tangredi is fair to the Corporation as of the time it is authorized hereby;

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board of Directors of the Corporation, duly called; and

RESOLVED, that this consent may be signed in one or more counterparts.

[INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, consent hereto in writing as of the date first written above and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

By: _____________________________________

Name: Timothy N. Tangredi

Title: Director

By: _____________________________________

Name: Robert W. Schwartz

Title: Director

By: _____________________________________

Name: William “Bill” McCollum

Title: Director

By: _____________________________________

Name: Thomas E. Turner

Title: Director

By: _____________________________________

Name: Eliza X. Wang

Title: Director

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Exhibit A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DAIS CORPORATION

(Pursuant to Section 805 of the Business Corporation Law of the State of New York)

It is hereby certified that:

1.	The name of the corporation is Dais Corp. (hereinafter called the “Corporation”).

2.

The Corporation’s Certificate of Incorporation was filed by the Department of the State of New York on April 8, 1993, under the name THE DAIS CORPORATION (such certificate of incorporation, as amended and restated and in effect thereafter, the “Certificate of Incorporation”).

3.

This Certificate of Amendment amends Article FOURTH of the Certificate of Incorporation to create a new series of Preferred Stock designated as the “Class C Preferred Stock” which shall consist of 10,000 shares of designated Preferred Stock.

4.	To effect the foregoing, Article FOURTH of the Certificate of Incorporation, is amended to read in its entirety as follows:

Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock;” and collectively referred to herein as the “Capital Stock.” The total number of shares of Capital Stock which this Corporation shall have the authority to issue shall be 1,100,000,000 shares, consisting of 1,100,000,000 shares of Common Stock, having par value $0.01 per share, and 10,000,000 shares of Preferred Stock, having a par value $0.01 per share.

Effective on the filing of this Certificate of Amendment, each share of issued and outstanding common stock will be subject to a reverse stock split, and each round lot of one hundred shares owned by one shareholder will become one share. Any shareholder that owns less than one hundred shares, or for any shareholders with any stock remaining after their round lots of one hundred shares have been converted, will receive one share.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the New York Business Corporation Law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5.	The manner in which the foregoing amendments of the Certificate of Incorporation were authorized is as follows:

The foregoing amendments were authorized by the vote of the Board of Directors.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, we have subscribed this document on this 22 day of July 2019 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

/s/ Timothy N. Tangredi
Timothy N. Tangredi
President and Chief Executive Officer

[CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF DAIS CORPORATION]

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